United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: August 4, 2004

Commission File Number: 0-31987

Make Your Move, Inc.

Nevada                     33-0925319
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

321 Broadway Blvd., Reno, Nevada             89502
      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:       775.250.8308

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. On June 2, 2004, at a meeting of the Board of Directors, a Majority Share Action duly adopted and approved to affect a 150 for 1 reverse split of the issued and outstanding common stock of the company, pursuant to Nevada Corporation Law Section 78.320.

Approximately 69.7% of shareholders of the issued and outstanding shares of the Company approved the reverse split and also adopted the proposal that no shareholder would be reversed below 100 shares.

On July 9, 2004, the Company engaged a new resident agent. The UPS Store has excepted the appointment as resident agent. The address of the resident agent is: 1350 E. Flamingo Road, Suite 13B, Las Vegas, Nevada 89119.

The Company has also changed its Principal offices to 3161-E Via Alicante, La Jolla, CA 92037. The new telephone number is (619) 993-0288.

Item 6. Changes of Registrant's Directors. None.

Item 7. Exhibits. None

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Item 8. Change in Fiscal Year.     None

Item 9. Regulation FD Disclosure.    None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code  of Ethics.    None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.        None

Item 12. Results of Operations and Financial Condition.    None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Make Your Move, Inc.

by

Dated: August 4, 2004

/s/ Marc Applbaum
Marc Applbaum
Sole Officer & Director

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